As filed with the Securities and Exchange Commission on June 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Old National Bancorp

(Exact name of Registrant as specified in its charter)

Indiana	35-1539838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Main Street

Evansville, Indiana 47708

(812) 464-1294

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Jeffrey L. Knight, Esq. Executive Vice President, Corporate Secretary and Chief Legal Counsel Old National Bancorp One Main Street Evansville, Indiana 47708 (812) 464-1294	Michael J. Messaglia, Esq. Krieg DeVault LLP One Indiana Square, Suite 2800 Indianapolis, Indiana 46204 (317) 636-4341

(Name, address, including zip code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities of Old National Bancorp
Preferred Stock, no par value, of Old National Bancorp
Depositary Shares of Old National Bancorp(2)
Common Stock, no par value, of Old National Bancorp
Purchase Contracts of Old National Bancorp(3)
Units of Old National Bancorp
Warrants of Old National Bancorp(4)

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion or exchange of convertible or exchangeable Debt Securities or of shares of convertible or exchangeable Preferred Stock, or as shall be issuable pursuant to antidilution provisions. No separate consideration will be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, except for $62,463 that has already been paid with respect to $443,000,000 aggregate initial offering price of securities that were previously registered by the registrant pursuant to registration statement no. 333-151499, filed on June 6, 2008, and not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.
(2)	In the event that Old National Bancorp (“Old National”) elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under such agreement.
(3)	The Purchase Contracts may require the holder thereof to purchase or sell Debt Securities, Preferred Stock, Depositary Shares or Common Stock of Old National.
(4)	There is being registered hereunder an indeterminate number of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

PROSPECTUS

OLD NATIONAL BANCORP

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

of

OLD NATIONAL BANCORP

We will provide the specific terms of these securities in supplements to this prospectus. Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated June 6, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Old National Bancorp filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the web site maintained by the Securities and Exchange Commission, or the “SEC,” at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When we refer to “Old National,” “we,” “our” or “us” in this prospectus under the headings “Old National Bancorp” and “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends,” we mean Old National Bancorp and its subsidiaries unless the context indicates otherwise. When we refer to “we,” “our” or “us” in this prospectus in this section or under the heading “Where You Can Find More Information,” we mean Old National Bancorp unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Old National files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that Old National files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Old National’s public filings also are available to the public from commercial document retrieval services and on the Internet site maintained by the SEC at “http://www.sec.gov.” Shares of Old National common stock are listed on the NASDAQ Global Select Market under the symbol “ONB.”

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The SEC allows Old National to “incorporate by reference” the information filed by Old National with the SEC, which means that Old National can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Old National incorporates by reference the documents and information listed below:

(1) Annual Report on Form 10-K for the year ended December 31, 2013;

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

(3) Current Reports on Form 8-K filed January 8, 2014, January 23, 2014, March 18, 2014, April 11, 2014, May 9, 2014, June 2, 2014 and June 4, 2014; and

(4) The description of Old National’s common stock set forth in the registration statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 14, 2013, including any amendment or report filed with the SEC for the purpose of updating such description.

Old National is also incorporating by reference any filings Old National makes with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act between the date of the initial filing of the registration statement and the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Old National in writing or by telephone at:

Old National Bancorp

One Main Street

Evansville, Indiana 47708

(812) 464-1294

Attention: Corporate Secretary

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

This document, and the documents incorporated by reference into it, contain forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, notwithstanding that such statements are not specifically identified.

In addition, certain statements may be contained in the future respective filings of Old National with the SEC, in press releases and in oral and written statements made by or with the approval of Old National that are not statements of historical fact and constitute forward-looking statements within the meaning of the Reform Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Risks and uncertainties that could affect our future performance include, among others: our ability to execute our business plan; economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; a weakening of the economy that could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; new litigation or changes to existing litigation; changes in fiscal, monetary and tax policies; our ability to execute our business plan; and our ability to achieve loan and deposit growth.

Additional information regarding important risk and other factors that could cause our future financial performance to differ materially from that described in our forward-looking statements is available in our annual report on Form 10-K for the year ended December 31, 2013, and subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and other reports. Investors should consider these risks, uncertainties and other factors when considering any forward-looking statement.

OLD NATIONAL BANCORP

We are a financial holding company that provides financial services primarily in Indiana, Illinois, Kentucky and Michigan. Through our bank subsidiary, Old National Bank, we provide a wide range of services, including commercial and consumer loan and depository services, investment and brokerage services, lease financing and other traditional banking services. We also own financial services companies that provide services to supplement our banking business, including fiduciary and wealth management services, insurance and other financial services.

We were incorporated in 1982 in the State of Indiana as the holding company of Old National Bank in Evansville, Indiana. Old National Bank has provided banking services since 1834. In 2001, we completed the consolidation of 21 bank charters, thus enabling consistent products offerings under a common name throughout our financial center locations.

Since our formation in 1982, we have acquired almost 50 financial institutions and financial services companies. Future acquisitions and divestitures will be driven by a disciplined financial process and will be consistent with our existing focus on community banking, client relationships and consistent quality earnings. Targeted geographic markets for acquisitions include mid-size markets within or near our existing franchise with average to above average growth rates. We will also consider opportunistic acquisitions of other financial institutions, including the acquisition of assets and liabilities of bank branches and failed financial institutions in FDIC-sponsored or assisted transactions. As with previous acquisitions, the consideration paid by us in future acquisitions will be in the form of cash, debt or our common stock. The amount and structure of such consideration is based on reasonable growth and cost savings assumptions and a thorough analysis of the impact on both long- and short-term financial results.

As a legal entity separate and distinct from our bank and financial services subsidiaries, our principal sources of revenues are dividends and fees from our bank and financial service company subsidiaries. Our subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities. Our principal executive offices are located at One Main Street, Evansville, Indiana 47708, and our telephone number at that address is (812) 464-1294.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

REGULATION AND SUPERVISION

As a registered bank holding company and financial holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As a national bank, our bank subsidiary, Old National Bank, is subject to extensive supervision, examination and regulation by the Office of the Comptroller of the Currency. Because we are a holding company, our rights and the rights of our creditors and securityholders, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, there are various statutory and regulatory limitations on the extent to which our bank subsidiary, Old National Bank, can finance or otherwise transfer funds to us or to our nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Those transfers by Old National Bank to us or any nonbanking subsidiary are limited in amount to its net earnings for the current year plus retained net income for the preceding two years, without prior regulatory approval. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

In addition, there are regulatory limitations on the payment of dividends directly or indirectly to us from Old National Bank. Federal regulatory agencies have the authority to limit Old National Bank’s payment of dividends based on many factors, such as maintenance of adequate capital of Old National Bank.

Under the policies of the Board of Governors of the Federal Reserve System, we are expected to act as a source of financial and managerial strength to Old National Bank and to commit resources to support Old National Bank in circumstances where we might not do so absent such a policy. In addition, subordinated loans by us to Old National Bank would be subordinate in right of payment to depositors and other creditors of Old National Bank. Further, in the event of our bankruptcy, any commitment by us to our regulators to maintain the capital of Old National Bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies, financial holding companies and their subsidiaries, and specific information relevant to us, refer to our annual report on Form 10-K for the year ended December 31, 2013, and any subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:

•	debt reduction or debt refinancing, including the refinancing of our outstanding capital securities;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and non-bank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on Old National’s outstanding preferred stock. As of the date of this prospectus, we had no preferred stock outstanding.

	Three Months Ended March 31, 2014	Years Ended December 31,
		2013	2012	2011	2010	2009
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	10.34	9.94	7.53	4.43	2.08	0.86
Including interest on deposits	6.03	5.18	3.74	2.54	1.49	0.94
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	10.34	9.94	7.53	4.43	2.08	0.84
Including interest on deposits	6.03	5.18	3.74	2.54	1.49	0.93

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct unsecured general obligations of Old National and will be either senior or subordinated debt. The debt securities will be issued under separate indentures between Old National and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor, in the case of the senior indenture, to Bank One, NA)), as trustee. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The senior debt indenture and form of subordinated debt indenture have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities. The summary is not complete. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

General

The debt securities may be issued in one or more series. The particular terms of each series of debt securities, as well as any modifications or additions to the general terms of the debt securities as described in this prospectus which may be applicable in the case of a particular series of debt securities, will be described in the prospectus supplement relating to that series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made both to the prospectus supplement relating to that series and to the description of debt securities set forth in this prospectus.

The senior debt securities will be direct, unsecured and unsubordinated obligations of Old National. The subordinated debt securities will be unsecured and will be subordinated to all of Old National’s senior indebtedness as described below under “— Subordination of Subordinated Debt Securities.” Because Old National is a holding company, the right of Old National, and therefore the right of creditors of Old National (including the holders of the debt securities), to participate in any distribution of the assets of any subsidiary of Old National upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Old National itself as a creditor of the subsidiary may be recognized.

The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the other terms of those debt securities, including, but not limited to, the following:

•	the title of the debt securities and the series in which the debt securities will be included;

•	any limit on the aggregate principal amount of that series of debt securities;

•	whether the debt securities are to be issued initially or permanently in the form of a global debt security and, if so, the identity of the depositary for the global debt security;

•	the date or dates on which the principal of the debt securities is payable or the manner in which those dates are determined;

•	the rate or rates (which may be fixed or floating) or amount or amounts per annum at which the debt securities will bear interest, if any, or the method of determining the rates or amounts;

•	the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the record dates for interest payment dates, if any, and the basis upon which interest will be calculated if other than that of a 360 day year consisting of twelve 30-day months;

•	whether and under what circumstances additional amounts on the debt securities of that series will be payable and, if so, whether Old National has the option to redeem the affected debt securities rather than pay the additional amounts;

•	the places of payment and the places where the debt securities may be surrendered for registration of transfer or exchange;

•	whether the debt securities are redeemable at the option of Old National and, if so, the date or dates on which, the period or periods in which, the price or prices at which and the terms and conditions upon which the debt securities of that series may be redeemed, in whole or in part, by Old National;

•	the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a holder or upon the occurrence of a specified event);

•	the denominations in which the debt securities of that series will be issued, if other than $1,000;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of that series that will be payable upon declaration of acceleration of the maturity or the manner in which that portion will be determined;

•	any deletions from, modifications of or additions to the events of default or covenants of Old National with respect to the debt securities of that series; and

•	any other terms of the debt securities.

Neither indenture limits the aggregate principal amount of debt securities that may be issued under it and each indenture provides that the debt securities may be issued under it from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by Old National. (Section 301) All debt securities issued under an indenture will rank equally and ratably with any other debt securities issued under that indenture. No service charge will be made for any transfer or exchange of debt securities, but Old National may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer of exchange. (Section 305)

Some of the debt securities may be issued under an indenture as original issue discount securities to be sold at a discount below their stated principal amount. Certain United States federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the prospectus supplement relating to those debt securities.

Unless otherwise indicated in the prospectus supplement relating to a particular series of debt securities, the principal of and any premium or interest on debt securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of debt securities will be registrable, at the offices of the trustee designated for that purpose in Chicago, Illinois and The City of New York, provided that at the option of Old National, interest may be paid by check, wire transfer or any other means permitted in the form of those debt securities. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on a debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment, provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal is payable. In the case of global debt securities (which will be registered in the name of the depositary or its nominee), payment will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. (Sections 305, 307 and 1002)

Neither indenture contains any provision that limits the ability of Old National to incur indebtedness (either directly or through merger or consolidation) or, except as described under “— Limitation on Liens” and “— Merger and Consolidation” in relation to senior debt securities, that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Old National. Reference is made to the prospectus supplement relating to the applicable series of debt securities for information with respect to any deletions from, modifications of or additions to, the events of default or covenants that may be included in the terms of that series of debt securities.

Each indenture provides Old National with the ability to “reopen” a previously issued series of debt securities and to issue additional debt securities of that series.

Subordination of Subordinated Debt Securities

The subordinated indenture provides that the subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness of Old National. This means that no payment of principal, including redemption payments, premium, if any, or interest on the subordinated debt securities may be made if:

•	any senior indebtedness of Old National has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

•	the maturity of any senior indebtedness of Old National has been accelerated because of a default.

Upon any distribution of Old National’s assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency or other proceedings, all principal, premium, if any, and interest due or to become due on all senior indebtedness of Old National must be paid in full before the holders of subordinated debt securities are entitled to receive or retain any payment. Subject to the payment in full of senior indebtedness of Old National then outstanding, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness of Old National to receive payments or distributions applicable to senior indebtedness until all amounts owing on the subordinated debt securities are paid in full.

The term “senior indebtedness” means:

(1) all indebtedness of Old National for borrowed or purchased money;

(2) all obligations of Old National arising from off-balance sheet guarantees and direct credit substitutes;

(3) all capital lease obligations of Old National;

(4) all obligations of Old National issued or assumed as the deferred purchase price of property, all conditional sale obligations of Old National and all obligations of Old National under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(5) all obligations, contingent or otherwise, of Old National in respect of any letters of credit, banker’s acceptances, security purchase facilities or similar credit transactions;

(6) all obligations of Old National associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements;

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which Old National is responsible or liable as obligor, guarantor or otherwise; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset of Old National, whether or not such obligation is assumed by Old National, in each case, whether outstanding on the date the subordinated indenture became effective, or created, assumed or incurred after that date, except for:

(a) the subordinated debt securities and any indebtedness or guarantee of Old National that by its terms ranks equally with, or junior to, the subordinated debt securities; and

(b) any indebtedness between or among Old National and any trust, or a trustee of such trust, partnership or other entity affiliated with Old National that is a financing vehicle of Old National in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by Old National pursuant to an instrument that ranks equally with, or junior to, the guarantee.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Limitation on Liens

Under the senior indenture, we may not, and may not permit any subsidiary to, create or suffer to permit or exist any lien of any kind, as security for borrowed money so long as any of the senior debt securities are outstanding, upon the shares of capital stock of any significant subsidiary without effectively providing that the debt securities will be secured equally and ratably with or prior to the indebtedness or other obligations secured by such lien. (Section 1007 of the senior indenture) Under the senior indenture, a “significant subsidiary” is a direct or indirect subsidiary of Old National the total assets of which equal or exceed 25% of the total assets of Old National as shown on Old National’s consolidated balance sheet at the end of the fiscal quarter prior to the date of determination. The subordinated indenture does not contain any limitation on liens.

Limitation on Sale of Stock

Under the senior indenture, we may not, and may not permit any significant subsidiary to, sell, assign, transfer or otherwise dispose of, and will not permit any significant subsidiary to issue (other than to Old National) any capital stock of such significant subsidiary or securities convertible into, or options, warrants or rights to subscribe for or to purchase, any capital stock of any such significant subsidiary except with respect to sales of shares of capital stock of the significant subsidiary:

•	to an individual for the purpose of qualifying such individual to serve as a director of such significant subsidiary;

•	for cash consideration that is at least equal to the fair market value of such stock if Old National will continue to own not less than 80% of each class of capital stock of such significant subsidiary;

•	made in connection with a merger or consolidation if, after giving effect to such merger or consolidation, Old National’s or any such significant subsidiary’s proportionate ownership share in the resulting or surviving entity is not less than its proportionate ownership share in such significant subsidiary immediately prior to such merger or consolidation;

•	made in compliance with a final order of a court or regulatory authority of competent jurisdiction; or

•	sales or other dispositions of shares of capital stock of a subsidiary made by a significant subsidiary to us. (Section 1008 of the senior indenture)

The subordinated indenture does not contain any limitation on the sale of stock of a significant subsidiary.

Events of Default, Notice and Waiver

Senior Debt Securities. Each of the following constitutes an event of default with respect to each series of senior debt securities:

•	default in the payment of any interest or additional amounts payable in respect of any senior debt security of that series when due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of the principal of and any premium on any senior debt security of that series when it becomes due and payable, whether at stated maturity, upon redemption or repayment, by acceleration or otherwise;

•	default in the making of any sinking fund payment on any senior debt security of that series;

•	default in the performance or breach of any covenant or warranty of Old National contained in the senior indenture for the benefit of that series and the continuance of such default or breach for 90 days after written notice has been given to us as provided in the senior indenture;

•	acceleration of the maturity of indebtedness of Old National for money borrowed in a principal amount in excess of $25 million if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice to us as provided in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of Old National; and

•	any other event of default provided with respect to the senior debt securities of that series. (Section 501 of the senior indenture)

Unless otherwise indicated in the prospectus supplement relating to a particular series of senior debt securities, if an event of default with respect to any senior debt securities of any series outstanding under the senior indenture occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of that series outstanding may declare, by notice as provided in the senior indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the senior debt securities of that series to be due and payable immediately; provided, that in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. (Section 502 of the senior indenture)

Subordinated Debt Securities. An event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur only upon the occurrence of certain events in bankruptcy, insolvency or reorganization involving us. (Section 501 of the subordinated indenture) There will be no event of default, and holders of the subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities, including a default in the payment of principal or interest.

Unless otherwise indicated in the prospectus supplement relating to a particular series of subordinated debt securities, acceleration is automatic upon the occurrence of an event of default. (Section 502 of the subordinated indenture)

Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities. If all events of default with respect to debt securities of a series have been cured or waived, and all amounts due otherwise than on account of the acceleration are paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the debt securities of that series may rescind and annul an acceleration of the principal of those debt securities and its consequences. (Section 502)

Any past default under either indenture with respect to debt securities of any series, and any event of default arising from it, may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series except in the case of

•	default in payment of the principal of or any premium or interest on, or any additional amounts in respect of, any debt securities of that series; or

•	default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (Section 513)

The trustee is required to give notice of a default to holders of debt securities in accordance with the provisions of each indenture. However, except in the case of a default in the payment of the principal of or any premium or interest on, or additional amounts in respect of, any debt securities or in the payment of any sinking fund installment, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of the notice is in the interests of the holders of the debt securities. (Section 602)

The trustee, subject to its duties during a default to act with the required standard of care, may require indemnification by any of the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under either indenture at the request of holders of debt securities. (Sections 601 and 603) Subject to this right of indemnification and to the other limitations specified in each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities. (Section 512)

No holder of a debt security of any series may institute any action against us under either indenture (except actions for payment of overdue principal of, premium, if any, or interest, if any, on and any additional amounts in respect of, that debt security) unless the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding have requested the trustee to institute the action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and the trustee has not instituted such action within 60 days of such request. (Sections 507 and 508)

Upon acceleration of the maturity of original issue discount securities, an amount less than the principal amount of those securities will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity.

Merger and Consolidation

Pursuant to the terms of each of the indentures, we may consolidate with, merge with or into or sell or convey all or substantially all of our assets to any other corporation, association, company or business trust, provided that

(a) (i) we are the surviving entity in the merger, or

(ii) the entity surviving the merger, formed by such consolidation or which acquires such assets is a corporation, association, company or business trust organized and existing under the laws of the United States of America or any state thereof and expressly assumes the payment obligations in respect of the principal of and any premium and interest on, and any additional amounts in respect of, all the debt securities and the performance and observance of all of the covenants of the indenture and the debt securities to be performed or observed by Old National, and

(b) Old National or such successor entity, as the case may be, will not immediately thereafter be in default in the performance or observance of any covenant under the indenture and the debt securities. (Section 801)

Modification and Waiver

We and the trustee may modify or amend each of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or additional amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of any debt security;

•	change any place of payment of the principal of, any premium or interest on or any additional amounts in respect of, any debt security;

•	impair the right to institute suit for the enforcement of any required payment on or after the stated maturity, or any date of redemption or repayment;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the indenture with respect to that series or reduce the percentage of outstanding debt securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority in aggregate principal amount of that series, or reduce certain requirements of the indenture for quorum or voting;

•	modify the provisions of the indenture relating to modification and waiver, except to increase the percentage in aggregate principal amount of the outstanding debt securities of the series whose consent is necessary for the modification or waiver or to provide that certain provisions of the indenture cannot be modified or waived without the consent of each holder of outstanding debt securities affected by the change; or

•	in the case of the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

We and the trustee may modify or amend each of the indentures without the consent of any holder of outstanding debt securities, for any of the following purposes:

•	to evidence the succession of another corporation to Old National and the assumption of the covenants of Old National;

•	to add to the covenants of Old National for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Old National;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to add to or change any provisions of the indenture to provide that bearer debt securities may be registrable, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitate the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to add to, change or eliminate any provision of the indenture, provided that such amendment will become effective only if there is no outstanding debt security of any series entitled to the benefit of the provision or the amendment does not apply to any then outstanding debt security;

•	with respect to the senior indenture, to secure the debt securities pursuant to the requirements of the indenture or otherwise;

•	to establish the form or terms of the debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions as is necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for the discharge of the indenture with respect to the debt securities of any series by the deposit of monies or government obligations in trust in accordance with the provisions of the indenture (Section 901 of the senior indenture);

•	to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of the debt securities as set forth in the indenture; or

•	to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, provided such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901)

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us of certain restrictive provisions applicable to such series. (Sections 902 and 1009 of the senior indenture; Sections 902 and 1007 of the subordinated indenture).

Satisfaction and Discharge

The senior indenture provides that we and the trustee, without the consent of any holder of outstanding senior debt securities, may execute a supplemental indenture to provide that we will be discharged from any and all obligations in respect of the senior debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the irrevocable deposit with the trustee, in trust, of money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments or additional amounts in respect of the senior debt securities of that series on the dates those payments are due in accordance with the terms of the senior indenture and the senior debt securities of that series. We and the trustee may execute this supplemental indenture only if the applicable conditions set forth in the senior indenture have been satisfied, including that we have delivered to the trustee an opinion of counsel to the effect that Old National has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. (Section 901 of the senior indenture)

In addition, each indenture provides that, when the applicable conditions set forth in the indenture have been satisfied with respect to a series of debt securities, upon the request of Old National, the indenture will cease to be of further effect with respect to that series, except as to any surviving right of registration of transfer or exchange of debt securities. These conditions include that

•	all debt securities of the series either have been delivered to the trustee for cancellation or will be due, or are to be called for redemption, within one year, and

•	with respect to all debt securities of that series not previously delivered to the trustee for cancellation, there have been irrevocably deposited with the trustee, in trust, money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on and any additional amounts on, all the debt securities of that series on the dates those payments are due in accordance with the terms of the indenture and the debt securities of that series. (Section 401)

Defeasance of Certain Obligations

The senior indenture provides that we will have the option to omit to comply with the covenants described under “— Limitations on Liens” above, if applicable, and any additional covenants applicable to that series of senior debt securities to which this option would apply. In order to exercise this option, we will be required to irrevocably deposit with the trustee, in trust, money or government obligations, or a combination of money and government obligations, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on and any mandatory sinking fund payments or analogous payments or any additional amounts in respect of the senior debt securities of that series on the dates those payments are due in accordance with the terms of the senior indenture and the senior debt securities of that series. We will also be required to meet the applicable conditions set forth in the indenture including that we deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. (Section 1010 of the senior indenture)

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Indiana.

The Trustee Under the Indenture

The Bank of New York Mellon Trust Company, N.A., will be the initial trustee with respect to the indentures for the debt securities. We and our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to act as trustee under our other indentures, trust agreements and guarantee agreements and to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture or resign.

Each indenture provides that we may appoint an alternative trustee with respect to any particular series of debt securities. Any appointment will be described in the prospectus supplement relating to that series of debt securities.

The trustee, prior to a default, undertakes to perform only such duties as are specifically set forth in the indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers vested in it by either indenture at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Each indenture contains other provisions limiting the responsibilities and liabilities of the trustee. (Sections 601 and 603)

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of our capital stock in this section. We have also filed our articles of incorporation and our by-laws, each as amended and restated, as exhibits to our Current Reports on Form 8-K filed with the SEC on October 28, 2013 and June 2, 2014, respectively. You should read our articles of incorporation and our by-laws for additional information before you buy our common stock, preferred stock or depositary shares or any securities which may be exercised or exchangeable for or converted into our common stock, preferred stock or depositary shares.

Common Stock

Authorized Common Stock

As of May 30, 2014, our authorized common stock, no par value, was 150,000,000 shares, of which 105,823,414 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

General

Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held of record by them on all matters to be voted on by shareholders, except

(a) shares of common stock are not entitled to a vote if such shares are owned, directly or indirectly, by another corporation and we own, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation; provided, however, such limitation on voting does not limit our power to vote shares of our common stock held by us in or for an employee benefit plan or in any other fiduciary capacity or

(b) to the extent shares are control shares acquired in a control share acquisition within the meaning of Chapter 42 of the Indiana Business Corporation Law, which such shares have voting rights only to the extent granted by resolution approved by our shareholders in accordance with Section 23-1-42-9 of the Indiana Business Corporation Law.

The holders of our common stock are not entitled to cumulative voting rights. Under the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by shares entitled to vote in an election at a meeting at which a quorum is present. Our by-laws provide that for all other shareholder votes, when a quorum is present at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Indiana Business Corporation Law, our articles of incorporation or our by-laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

Dividends. Subject to the rights of any series of preferred stock authorized by the board of directors as provided by our articles of incorporation, the holders of our common stock are entitled to dividends as and when declared by the board out of funds legally available for the payment of dividends.

Liquidation. In the event of our liquidation or dissolution, subject to the rights of any outstanding series of preferred stock, the holders of our common stock are entitled to share in all assets remaining for distribution to common shareholders according to their interests.

Other Rights. Holders of our common stock have no preemptive or other subscription rights, and the shares of our common stock are not subject to any further calls or assessments by us. There are no redemption or conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.” We act as the transfer agent for our common stock.

Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 2,000,000 shares of preferred stock, no par value. As of the date of this prospectus, no shares of preferred stock were issued and outstanding.

General

Under our articles of incorporation and the Indiana Business Corporation Law, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, the board is authorized to determine the terms of any series of preferred stock, including:

•	designation, number of shares to issue, price, dividend rate, voting rights, and liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

As a result, the board, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating the amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of Old National; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of the purchase price, will be validly issued, fully paid and non-assessable.

When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank. Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends. Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption. The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting. The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Old National) may then be subject to regulation as a bank holding company. In addition, in that event:

•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange. The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights. The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title. Old National, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar. Unless the applicable prospectus supplement specifies otherwise, we will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.

Indiana Law and Certain Provisions of our Articles of Incorporation; Anti-Takeover Measures

Articles of Incorporation

Our articles of incorporation currently authorize the issuance of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. Within the limits of applicable law and the listing rules of the NASDAQ Global Select Market, these shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by our board of directors.

Our articles of incorporation also provide that certain business combinations may, under certain circumstances, require approval of more than a simple majority of our issued and outstanding shares, and require a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of our common stock for the amendment of certain significant provisions.

Additionally, our articles of incorporation provide that the board will consider non-financial factors that it deems relevant when evaluating a business combination. Any amendment of this article requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.

Finally, our articles of incorporation provide that any person or group of persons who acquires 15% or more of our then outstanding common stock must pay an amount at least equal to the highest percent over market value paid for shares already held by such person or group when acquiring additional shares. Any amendment of this article requires a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock.

These provisions in our articles of incorporation are designed to encourage potential acquirers to negotiate with our board of directors to preserve for shareholders our value in the event of a takeover attempt. These provisions reduce the likelihood that a potential acquirer who is unwilling to pay a market premium determined by the board to be sufficient will attempt to acquire shares of our common stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactic. These provisions in our articles of incorporation would ensure that we, our shareholders and our other stakeholders would be protected from certain takeover attempts, or the acquisition of a substantial block of equity, on terms that may be less favorable generally than would be available in transactions negotiated with and approved by the board.

Indiana Law

Chapters 42 and 43 of the Indiana Business Corporation Law, which are applicable to us, may be deemed to have certain anti-takeover effects by prescribing, in the case of Chapter 42, certain voting requirements in instances in which a person acquires shares of Old National in excess of certain thresholds or proscribing, in the case of Chapter 43, certain transactions between Old National and an “interested stockholder” (defined generally as a person beneficially owning 10% or more of a corporation’s outstanding voting stock) during the five year period following the time such person became an interested stockholder.

In addition, Chapter 35 of the Indiana Business Corporation Law provides that in taking or declining to take any action, or in making or declining to make any recommendation to the shareholders of the corporation with respect to any matter, a board of directors may, in its discretion, consider both the short term and long term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the corporation’s shareholders and the other corporate constituent groups and interests, as well as any other factors deemed pertinent by the directors. As a result, by expanding the factors that may be considered relevant by the directors in assessing a takeover proposal, this provision could be deemed to have certain anti-takeover effects.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We will also file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the potential material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to a supplement to this registration statement. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or the number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue common stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust and Clearing Corporation, or DTCC. DTCC, in turn, is owned by its member firms. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Old National, the trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The terms of any distribution, including but not limited to “at the market” equity offerings as defined in Rule 415 of the Securities Act, which terms may include the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed, will also be set forth in the applicable prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of Old National incorporated herein by reference to Old National’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Crowe Horwath LLP, independent registered public accounting firm (“Crowe”), as set forth in their report thereon incorporated by reference in this prospectus in reliance upon such report given on the authority of Crowe as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuances and Distribution.

SEC registration fee		$(1)
Printing, engraving and postage expenses		(2)
Legal fees and expenses		(2)
Trustee fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous expenses		(2)

Total	$

(1)	Deferred in accordance with Rule 456(b) under the Securities Act and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, except, pursuant to Rule 457(p), for $62,463 that has already been paid with respect to $443,000,000 aggregate initial offering price of securities that were previously registered by the registrant pursuant to registration statement no. 333-151499, initially filed on June 6, 2008, and not sold thereunder.
(2)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Chapter 23-1-37 of the Indiana Business Corporation Law (the “IBCL”) gives corporations the power to indemnify officers and directors under certain circumstances.

The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, under certain circumstances, any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them.

Additionally, under the IBCL, a director of the Registrant will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation; and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

The Registrant also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Securities Act of 1933.

See “Item 17. Undertakings” for a description of the SEC’s position regarding the indemnification of directors and officers for liabilities arising under the Securities Act of 1933.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Third Amended and Restated Articles of Incorporation of Old National, amended October 25, 2013 (incorporated by reference to Exhibit 3.1 of Old National’s Current Report on Form 8-K filed with the SEC on October 28, 2013)

3.2	Amended and Restated By-Laws of Old National (incorporated by reference to Exhibit 3.1 of Old National’s Current Report on Form 8-K filed with the SEC on June 2, 2014)

4.1	Senior Indenture (the “Senior Indenture”) between Old National and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One, NA)), dated as of July 23, 1997 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Registration Statement No. 333-118374, filed with the SEC on December 2, 2004)

4.2	Form of Subordinated Indenture (the “Subordinated Indenture”) to be entered into by Old National and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Registration Statement No. 333-118374, filed with the SEC on December 2, 2004)

4.3	Form of Deposit Agreement*

4.4	Form of Senior Debt Security*

4.5	Form of Subordinated Debt Security*

4.6	Form of Depositary Receipt (included in Exhibit 4.3)

4.7	Form of Purchase Contract Agreement*

4.8	Form of Pledge Agreement*

4.9	Form of Remarketing Agreement*

4.10	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.11	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.12	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

5.1	Opinion of Krieg DeVault LLP

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Krieg DeVault LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Directors of Old National Bancorp

25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. under the Senior Indenture and the Subordinated Indenture**

*	To be filed by post-effective amendment or by Current Report on Form 8-K.
**	Filed previously with Registration Statement No. 333-151499, filed with the SEC on June 6, 2008.

Item 17.	Undertakings.

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 6th day of June, 2014.

OLD NATIONAL BANCORP

By:	/s/ Robert G. Jones
Robert G. Jones
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of June, 2014.

/s/ Alan W. Braun* Alan W. Braun, Director	/s/ Arthur H. McElwee Jr.* Arthur H. McElwee Jr., Director

/s/ Larry E. Dunigan* Larry E. Dunigan, Chairman of the Board of Directors	/s/ James T. Morris* James T. Morris, Director

/s/ Niel C. Ellerbrook* Niel C. Ellerbrook, Director	/s/ Randall T. Shepard* Randall T. Shepard, Director

/s/ Andrew E. Goebel* Andrew E. Goebel, Director	/s/ Rebecca S. Skillman* Rebecca S. Skillman, Director

/s/ Jerome F. Henry* Jerome F. Henry, Director	/s/ Kelly N. Stanley* Kelly N. Stanley, Director

/s/ Robert G. Jones Robert G. Jones, Director, President and Chief Executive Officer (Principal Executive Officer)	/s/ Linda E. White* Linda E. White, Director

/s/ Phelps L. Lambert* Phelps L. Lambert, Director

/s/ Joan M. Kissel Joan M. Kissel, Senior Vice President and Corporate Controller (Principal Accounting Officer)	/s/ Christopher A. Wolking Christopher A. Wolking, Senior Executive Vice President — Chief Financial Officer (Principal Financial Officer)

*By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight, Attorney-in-Fact

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EXHIBIT INDEX

1.1	Form of Underwriting Agreement*

3.1	Third Amended and Restated Articles of Incorporation of Old National, amended October 25, 2013 (incorporated by reference to Exhibit 3.1 of Old National’s Current Report on Form 8-K filed with the SEC on October 28, 2013)

3.2	Amended and Restated By-Laws of Old National (incorporated by reference to Exhibit 3.1 of Old National’s Current Report on Form 8-K filed with the SEC on June 2, 2014)

4.1	Senior Indenture (the “Senior Indenture”) between Old National and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One, NA)), dated as of July 23, 1997 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Registration Statement No. 333-118374, filed with the SEC on December 2, 2004)

4.2	Form of Subordinated Indenture (the “Subordinated Indenture”) to be entered into by Old National and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Registration Statement No. 333-118374, filed with the SEC on December 2, 2004)

4.3	Form of Deposit Agreement*

4.4	Form of Senior Debt Security*

4.5	Form of Subordinated Debt Security*

4.6	Form of Depositary Receipt (included in Exhibit 4.3)

4.7	Form of Purchase Contract Agreement*

4.8	Form of Pledge Agreement*

4.9	Form of Remarketing Agreement*

4.10	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.11	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.11	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

5.1	Opinion of Krieg DeVault LLP

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Krieg DeVault LLP (included in Exhibit 5.1)

24.1	Power of Attorney of Directors of Old National Bancorp

25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. under the Senior Indenture and the Subordinated Indenture**

*	To be filed by post-effective amendment or by Current Report on Form 8-K.
**	Filed previously with Registration Statement No. 333-151499, filed with the SEC on June 6, 2008.

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